UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 16, 2009

COMVERSE TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

New York	13-3238402
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

810 Seventh Avenue New York, New York (Address of principal executive offices)	10019 (Zip Code)

Registrant’s telephone number, including area code: 212-739-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⁭	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁭	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁭	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁭	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

Comverse Technology, Inc. (the “Company”) is in the process of completing restatement adjustments to certain previously disclosed financial information and finalizing and becoming current with its SEC reporting requirements. As a result of this process, the information presented herein is preliminary, unaudited and subject to adjustments, which may be material.

At July 31, 2009, the end of the Company’s fiscal second quarter, the Company had consolidated cash, cash equivalents, short-term investments, and bank time deposits of $786 million, compared with $1,322 million at January 31, 2009. These amounts do not include auction rate securities (ARS) totaling $236 million in original face value, currently valued at $135 million.

During the six months ended July 31, 2009, the Company incurred the following significant and unusual cash disbursements:

•	a $417 million cash disbursement in connection with the repurchase of its convertible debt securities;

•

a $65 million reduction in its consolidated cash, representing the portion of a $200 million special dividend paid by Ulticom, Inc., the Company’s majority-owned subsidiary, to its minority shareholders;

•	$52 million in cash disbursements for accounting, tax and legal support related to the Company’s efforts to become current with its SEC reporting requirements;

•	an $18 million cash disbursement in connection with a one-time intellectual property licensing agreement and settlement of claims; and

•	$11 million in restructuring payments related to a workforce reduction in its Comverse, Inc. subsidiary.

At July 31, 2009, the Company had consolidated debt of $623 million, consisting of $2 million in aggregate principal amount outstanding of the Company’s convertible debt securities due May 15, 2023 and long-term debt of the Company’s subsidiary, Verint Systems Inc. (“Verint”), consisting of $606 million in aggregate principal amount outstanding under a seven-year term loan facility that matures on May 25, 2014 and $15 million outstanding under a six-year revolving credit facility that matures on May 25, 2013.

The Company owns 57% of the outstanding common stock of Verint, holds $293 million of Verint convertible preferred stock, and owns 68% of the outstanding common stock of Ulticom, Inc.

The Company noted that customers of its Comverse, Inc. subsidiary have reacted to the difficult economic conditions through reductions in capital spending, delays in large projects, delays in network capacity expansions, and other measures designed to reduce their costs. As the Company projected earlier this year, the adverse economic conditions have resulted in a decline in activity throughout the telecom supplier industry and in the Comverse, Inc. business as well.

Although Comverse, Inc. has not yet experienced stabilization in its business activity, it is hopeful that it will see some recovery toward the end of the year, through a combination of moderating macroeconomic conditions, the release of some pent-up customer demand, and the resumption of the more favorable year-end capital spending patterns it has experienced in the past.

The Company continues to focus on its accounting restatement, operational performance and strategic actions with the overriding objective of maximizing shareholder value.

In accordance with General Instruction B.2., the foregoing information is furnished pursuant to Item 2.02 and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information disclosed under Item 2.02 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by a specific reference in such filing.

Item 7.01 Regulation FD Disclosure.

Letter to Employees:  On September 16, 2009, the President and Chief Executive Officer of the Company issued a letter to employees of the Company and its subsidiary, Comverse, Inc. A copy of the letter is attached hereto as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

In accordance with General Instruction B.2., the foregoing information is furnished pursuant to Item 7.01 and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information disclosed under Item 7.01 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by a specific reference in such filing.

This Current Report on Form 8-K contains “forward-looking statements” under the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties.  There can be no assurances that any forward-looking statements will be achieved.  Important factors that could affect the statements contained herein include: the results of the Audit Committee’s investigation of certain potentially unlawful payments made in connection with sales of products; the results of the investigation of the Special Committee of the Board of Directors concluded on January 28, 2008, of matters relating to the Company’s stock option grant practices and other accounting matters; the impact of any restatement of financial statements of the Company or other actions that may be taken or required as a result of such investigations or as result of the Company’s evaluation of the application of  Generally Accepted Accounting Principles in connection with the recognition of revenue; the Company’s inability to file reports with the Securities and Exchange Commission; risks of litigation (including the pending securities class action and derivative lawsuits; the risk of violating a court order if the Company is unable to file certain periodic reports on or before February 8, 2010 or if the Company does not file periodic reports in a timely manner after that date and any resulting legal proceedings that may be initiated by the SEC to hold the Company in contempt of court or to revoke the registration of its common stock under Section 12(j) of Exchange Act); risks of governmental investigations or proceedings arising out of or related to stock option practices or any other accounting irregularities or any restatement of the financial statements of the Company or the Company’s investigation of potentially unlawful payments, including the direct and indirect costs of such investigations and restatement; changes in the demand for the Company’s products; changes in capital spending among the Company’s current and prospective customers; the risks associated with the sale of large, complex, high capacity systems and with new product introductions as well as the uncertainty of customer acceptance of these new or enhanced products from either the Company or its competition; risks associated with rapidly changing technology and the ability of the Company to introduce new products on a timely and cost-effective basis; aggressive competition may force the Company to reduce prices; a failure to compensate any decrease in the sale of the Company’s traditional products with a corresponding increase in sales of new products; risks associated with changes in the competitive or regulatory environment in which the Company operates; risks associated with prosecuting or defending allegations or claims of infringement of intellectual property rights; risks associated with significant foreign operations and international sales and investment activities, including fluctuations in foreign currency exchange rates, investments in auction rate securities, interest rates, and valuations of public and private equity; the volatility of macroeconomic and industry conditions and the international marketplace; the risk of declines in information technology spending; risks associated with the Company’s ability to retain existing personnel and recruit and retain qualified personnel.  The Company undertakes no commitment to update or revise forward-looking statements except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:
Exhibit No.	Description
99.1	Letter to Employees dated September 16, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMVERSE TECHNOLOGY, INC.

Date: September 16, 2009	By: /s/ Andre Dahan
Name: Andre Dahan Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Letter to Employees dated September 16, 2009